EXHIBIT 32.2

CERTIFICATION PURSUANT TO
 18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of A5 Laboratories Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2012 as filed with the U. S. Securities and Exchange Commission (the “Report”), I, Robert Farr. Prinicpal Accounting Officer, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 19, 2013	By:	/s/ Robert Farr
Name: Robert Farr
Title: Principal Accounting Officer